UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   June 28, 2011

BROOKLYN FEDERAL BANCORP, INC.
(Exact name of Registrant as Specified in Charter)

FEDERAL	000-51208	20-2659598
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

81 Court Street Brooklyn, New York 11201
(Address of principal executive offices)

(718) 855-8500
(Registrant’s telephone number, including area code) Not Applicable (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 28, 2011, Brooklyn Federal Bancorp, Inc. (the “Company”) received a deficiency letter from the Listing Qualifications Department of the Nasdaq Stock Market LLC (“Nasdaq”) indicating that the Company was not in compliance with the requirements for continued listing under Nasdaq listing Rule 5250(c)(1) (the “Rule”), which requires that Nasdaq listed companies file their required periodic reports with the Securities and Exchange Commission (“SEC”) on a timely basis.  Nasdaq had previously notified the Company of failure to comply with the Rule because it had not filed its Form 10-K for the fiscal year ended September 30, 2010 (the “Form 10-K”), and its Forms 10-Q for the periods ended December 31, 2010 and March 31, 2011 (the “Forms 10-Q”) and had granted the Company an exception to regain compliance until June 27, 2011.  The Company filed the Form 10-K on June 27, 2011, but did not meet this deadline with respect to the Forms 10-Q.  The Nasdaq indicated that, as a result of the failure to meet all of the terms of the extension, the listing of the Company’s common stock would be suspended at the opening of business on July 7, 2011.

Subsequently, the Company filed the Forms 10-Q with the SEC on June 29, 2011.  On June 30, 2011, the Company received a letter from Nasdaq indicating that its common stock would no longer be suspended from trading on the Nasdaq on July 7, 2011 and confirming that the Company now complies with the Rule.  The Nasdaq indicated that the matter is now closed.

On July 5, 2011, the Company issued a press release announcing its receipt of the two letters from the Nasdaq described above.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)            Exhibits

Exhibit Number	Description
99.1	Press release issued by Brooklyn Federal Bancorp, Inc. on July 5, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: July 5, 2011	BROOKLYN FEDERAL BANCORP, INC.

	By:	/s/ Gregg J. Wagner
Gregg J. Wagner
President and Chief Executive Officer